CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Statement of Additional Information dated December 22, 2010 of AIM Counselor Series Trust (Invesco Counselor Series Trust) (the “Trust”) included in this Post-Effective Amendment No. 47 to Registration Statement No. 333-36074 on Form N-1A of the Trust of our reports as dated in the table below relating to the financial statements and financial highlights of the Morgan Stanley Funds (the “Funds”) listed in the table below, appearing in the Annual Report on Form N-CSR of the Funds for the years ended listed in the table below.
We also consent to the reference to us as “auditor to the predecessor fund” under the heading “Financial Highlights” in the Prospectuses, which are part of such Registration Statement.

Fund	Year End	Report Date
Morgan Stanley New York Tax-Free Income Fund	12/31/2009	2/25/2010
Morgan Stanley Balanced Fund	1/31/2010	3/25/2010
Morgan Stanley S&P 500 Index Fund	8/31/2009	10/27/2009
Morgan Stanley Fundamental Value Fund	9/30/2009	11/25/2009
Morgan Stanley Equally-Weighted S&P 500 Fund	6/30/2009	8/24/2009
Morgan Stanley Dividend Growth Securities Fund	2/28/2010	4/26/2010
Morgan Stanley California Tax-Free Income Fund	12/31/2009	2/25/2010
/s/ Deloitte & Touche LLP
New York, New York
December 20, 2010